EX-31 Rule 13a-14(d)/15d-14(d) Certifications.

I, Jim Buccola, certify that:

1. I have reviewed this report on Form 10-K and all reports on Form 10-D required to be filed in respect of the period covered by this report on Form 10-K of the CFCRE 2017-C8 Mortgage Trust (the "Exchange Act periodic reports");

2. Based on my knowledge, the Exchange Act periodic reports, taken as a whole, do not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3. Based on my knowledge, all of the distribution, servicing and other information required to be provided under Form 10-D for the period covered by this report is included in the Exchange Act periodic reports;

4. Based on my knowledge and the servicer compliance statements required in this report under Item 1123 of Regulation AB, and except as disclosed in the Exchange Act periodic reports, the servicers have fulfilled their obligations under the servicing agreements in all material respects; and

5. All of the reports on assessment of compliance with servicing criteria for asset-backed securities and their related attestation reports on assessment of compliance with servicing criteria for asset-backed securities required to be included in this report in accordance with Item 1122 of Regulation AB and Exchange Act Rules 13a-18 and 15d-18 have been included as an exhibit to this report, except as otherwise disclosed in this report. Any material instances of noncompliance described in such reports have been disclosed in this report on Form 10-K.

In giving the certifications above, I have reasonably relied on information provided to me by the following unaffiliated parties:

Wells Fargo Bank, National Association, as Master Servicer, Rialto Capital Advisors, LLC, as Special Servicer, Wilmington Trust, National Association, as Trustee, Wells Fargo Bank, National Association, as Certificate Administrator, Wells Fargo Bank, National Association, as Custodian, Park Bridge Lender Services LLC, as Operating Advisor, CoreLogic Solutions, LLC, as Servicing Function Participant, Berkeley Point Capital LLC d/b/a Newmark Knight Frank, as Primary Servicer, Computershare Trust Company, National Association, as Servicing Function Participant for the Certificate Administrator, Computershare Trust Company, National Association, as Servicing Function Participant for the Custodian, Wells Fargo Bank, National Association, as Primary Servicer for the Holiday Inn Express Nashville - Downtown Mortgage Loan, Rialto Capital Advisors, LLC, as Special Servicer for the Holiday Inn Express Nashville - Downtown Mortgage Loan, Wilmington Trust, National Association, as Trustee for the Holiday Inn Express Nashville - Downtown Mortgage Loan, Wells Fargo Bank, National Association, as Custodian for the Holiday Inn Express Nashville - Downtown Mortgage Loan, Park Bridge Lender Services LLC, as Operating Advisor for the Holiday Inn Express Nashville - Downtown Mortgage Loan, CoreLogic Solutions, LLC, as Servicing Function Participant for the Holiday Inn Express Nashville - Downtown Mortgage Loan, Computershare Trust Company, National Association, as Servicing Function Participant for the Custodian for the Holiday Inn Express Nashville – Downtown Mortgage Loan, Berkeley Point Capital LLC d/b/a Newmark Knight Frank, as Primary Servicer for the Google Kirkland Campus Phase II Mortgage Loan, Midland Loan Services, a Division of PNC Bank, National Association, as Special Servicer for the Google Kirkland Campus Phase II Mortgage Loan, Wells Fargo Bank, National Association, as Trustee for the Google Kirkland Campus Phase II Mortgage Loan, Wells Fargo Bank, National Association, as Custodian for the Google Kirkland Campus Phase II Mortgage Loan, Park Bridge Lender Services LLC, as Operating Advisor for the Google Kirkland Campus Phase II Mortgage Loan, Computershare Trust Company, National Association, as Servicing Function Participant for the Custodian for the Google Kirkland Campus Phase II Mortgage Loan, Wells Fargo Bank, National Association, as Primary Servicer for the Center West Mortgage Loan, Greystone Servicing Company LLC (as successor to C-III Asset Management LLC), as Special Servicer for the Center West Mortgage Loan, Wilmington Trust, National Association, as Trustee for the Center West Mortgage Loan, Wells Fargo Bank, National Association, as Custodian for the Center West Mortgage Loan, Trimont Real Estate Advisors, LLC, as Operating Advisor for the Center West Mortgage Loan prior to December 14, 2022, BellOak, LLC, as Operating Advisor for the Center West Mortgage Loan on and after December 14, 2022, CoreLogic Solutions, LLC, as Servicing Function Participant for the Center West Mortgage Loan, Computershare Trust Company, National Association, as Servicing Function Participant for the Custodian for the Center West Mortgage Loan, Midland Loan Services, a Division of PNC Bank, National Association, as Primary Servicer for the Yeshiva University Portfolio Mortgage Loan, Argentic Services Company LP, as Special Servicer for the Yeshiva University Portfolio Mortgage Loan, Wells Fargo Bank, National Association, as Trustee for the Yeshiva University Portfolio Mortgage Loan, Wells Fargo Bank, National Association, as Custodian for the Yeshiva University Portfolio Mortgage Loan, Trimont Real Estate Advisors, LLC, as Operating Advisor for the Yeshiva University Portfolio Mortgage Loan prior to December 14, 2022, BellOak, LLC, as Operating Advisor for the Yeshiva University Portfolio Mortgage Loan on and after December 14, 2022, Computershare Trust Company, National Association, as Servicing Function Participant for the Custodian for the Yeshiva University Portfolio Mortgage Loan, Wells Fargo Bank, National Association, as Primary Servicer for the Baypoint Commerce Center Mortgage Loan, CWCapital Asset Management LLC, as Special Servicer for the Baypoint Commerce Center Mortgage Loan, Wilmington Trust, National Association, as Trustee for the Baypoint Commerce Center Mortgage Loan, Wells Fargo Bank, National Association, as Custodian for the Baypoint Commerce Center Mortgage Loan, Pentalpha Surveillance LLC, as Operating Advisor for the Baypoint Commerce Center Mortgage Loan, CoreLogic Solutions, LLC, as Servicing Function Participant for the Baypoint Commerce Center Mortgage Loan, and Computershare Trust Company, National Association, as Servicing Function Participant for the Custodian for the Baypoint Commerce Center Mortgage Loan.

Dated: March 13, 2023

 /s/ Jim Buccola

Jim Buccola

Executive Managing Director

(senior officer in charge of securitization of the depositor)